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                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  -------------------------------
                                                                                    1995        1994       1993
                                                                                  --------    --------    -------

Primary
     Income from continuing operations.........................................   $100,346    $ 94,420    $25,132
     Interest on convertible subordinated debentures (net of tax)..............      --          1,109      5,363
     Adjustment for dividend requirements of preferred stock...................        (19)        (20)       (24)
                                                                                  --------    --------    -------
                                                                                   100,327      95,509     30,471
     Income (loss) from discontinued operations -- net of income taxes.........      4,099      12,647     (5,369)
                                                                                  --------    --------    -------
          Total................................................................   $104,426    $108,156    $25,102
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------
     Weighted average shares outstanding.......................................     56,312      54,812     49,055
     Assumed conversions:
       Convertible subordinated debentures.....................................      --          1,266      5,500
       Stock options...........................................................        237         300        311
                                                                                  --------    --------    -------
          Total................................................................     56,549      56,378     54,866
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------
     Net Income Per Common Share:
       Income from continuing operations.......................................   $   1.78    $   1.70    $  0.56
       Income (loss) from discontinued operations -- net of income taxes.......       0.07        0.22      (0.10)
                                                                                  --------    --------    -------
       Net income..............................................................   $   1.85    $   1.92    $  0.46
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------

Fully Diluted
     Income from continuing operations.........................................   $100,346    $ 94,420    $25,132
     Interest on dilutive debentures (net of tax)..............................      --          1,109      5,366
                                                                                  --------    --------    -------
                                                                                   100,346      95,529     30,498
     Income (loss) from discontinued operations -- net of income taxes.........      4,099      12,647     (5,369)
                                                                                  --------    --------    -------
          Total................................................................   $104,445    $108,176    $25,129
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------
     Weighted average shares outstanding.......................................     56,312      54,812     49,055
     Assumed conversions:
       Convertible subordinated debentures.....................................      --          1,266      5,519
       Stock options...........................................................        237         300        465
       Preferred stock.........................................................        117         129        149
                                                                                  --------    --------    -------
          Total................................................................     56,666      56,507     55,188
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------
     Net Income Per Common Share:
       Income from continuing operations.......................................      $1.77       $1.69     $ 0.56
       Income (loss) from discontinued operations -- net of income taxes.......       0.07        0.22      (0.10)
                                                                                  --------    --------    -------
       Net income..............................................................      $1.84       $1.91      $0.46
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------
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